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                                                                      EXHIBIT 11

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                     FIRST QUARTER ENDED
                                                                 ----------------------------
                                                                   MARCH 27,      MARCH 28,
                                                                     1994           1993
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PRIMARY
Average shares outstanding.....................................    128,607,235    128,573,620
Dilutive stock options based on the treasury stock method using
  average market price.........................................        424,912        228,140
                                                                 -------------  -------------
    Total......................................................    129,032,147    128,801,760
                                                                 -------------  -------------
                                                                 -------------  -------------
Income from continuing operations..............................        $22,726        $27,069
Income from discontinued operations, net of income taxes.......                         2,715
                                                                 -------------  -------------
Net income.....................................................        $22,726        $29,784
                                                                 -------------  -------------
                                                                 -------------  -------------
Earnings per share:
  Continuing operations........................................           $.18           $.21
  Discontinued operations......................................                           .02
                                                                 -------------  -------------
Earnings per share.............................................           $.18           $.23
                                                                 -------------  -------------
                                                                 -------------  -------------
FULLY DILUTED
Average shares outstanding.....................................    128,607,235    128,573,620
Dilutive stock options based on the treasury stock method using market price at the close of the period, if higher than
  average market price.........................................        424,912        396,620
                                                                 -------------  -------------
    Total......................................................    129,032,147    128,970,240
                                                                 -------------  -------------
                                                                 -------------  -------------
Income from continuing operations..............................        $22,726        $27,069
Income from discontinued operations, net of income taxes.......                         2,715
                                                                 -------------  -------------
Net Income.....................................................        $22,726        $29,784
                                                                 -------------  -------------
                                                                 -------------  -------------
Earnings per share:
  Continuing operations........................................           $.18           $.21
  Discontinued operations......................................                           .02
                                                                 -------------  -------------
Earnings per share.............................................           $.18           $.23
                                                                 -------------  -------------
                                                                 -------------  -------------
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